Exhibit No. 3 - SPECIMEN STOCK CERTIFICATE

               NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Certificate No.                                               Number of Shares
   --VOID--                                                         XXXXXXX

                              AGE RESEARCH, INC.

                           Total Authorized Capital
                      150,000,000 Shares of Common Stock
                            Par Value $0.001 Each


This Certifies that ----------SPECIMEN-------------- is the registered holder of --------------------VOID-------------------- Shares, fully paid and nonassessable shares of the Common Stock of AGE RESEARCH, INC. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ----- day of ----------- A.D. 19xx.

/s/----------------------   [Corporate Seal]    /s/-------------------------
Secretary                                       President